SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 21, 2010

 Feel Golf Co., Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2010, Feel Golf Company, Inc. (OTC Bulletin Board: FEEL) (the “Company”), a seller of golf grips and golf clubs, entered into a Barter Media Solutions – Media Funding Agreement with National Barter Network, LLC, dba Barter Media Solutions, dba Media Funding (“Barter”), pursuant to which the Company issued 15,000,000 shares of its common stock (the “Common Stock”) to Barter in exchange for certain advertising and media services provided by Barter to the Company (the “Media Agreement”) (the Company and Barter, collectively, the “Parties”).

On October 28, 2010, the Company entered into a Mutual Release and Settlement Agreement with Barter (the “Settlement Agreement”), pursuant to which the Parties agreed not to continue the advertising and media services contemplated in the Media Agreement and to release each other from the relevant obligations. In addition, the Company agreed to transfer 15,000,000 shares of the Common Stock to Globex Transfer, LLC, the Company’s transfer agent (“Globex Transfer”), within one (1) week of the execution of the Settlement Agreement. Globex Transfer will then (i) return 7,500,000 shares of the Common Stock to the Company’s treasury; (ii) issue 7,500,000 shares of the Common Stock, in the name of Barter, to Labertew & Associates, LLC, Barter’s legal counsel; and (iii) allow Barter to sell and transfer up to 750,000 shares of the Common Stock to the public every two weeks, commencing November 22, 2010.

Copies of the Media Agreement and Settlement Agreement are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K. The descriptions of the transactions contemplated by these documents do not purport to be complete and are qualified in their entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

N/A

(b) Pro Forma Financial Information

N/A

(c) Shell company transactions

N/A

(d) Exhibits

Exhibit No.	Description

10.1	Barter Media Solutions – Media Funding Agreement by and between National Barter Network, LLC and Feel Golf Co., Inc. dated May 21, 2010;
10.2	Mutual Release and Settle Agreement by and between National Barter Network, LLC and Feel Golf Co., Inc. dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: November 12, 2010	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer